Exhibit 99.1

Contacts:
Media	Russell Schweiss	904-357-9158
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Resumes Operations
Jacksonville, Fla., October 10, 2016 – Rayonier Advanced Materials Inc. (NYSE:RYAM) provided an update today about operations following Hurricane Matthew, which affected the entire US Southeastern coast, passing near the Company’s Fernandina Beach, Fla. facility. The facility was in the process of completing its scheduled maintenance outage ahead of plan and was safely evacuated on October 6 in advance of the storm. Yesterday, Company operations management confirmed the facility was not affected by the storm except some minor issues. The startup process began immediately, consistent with the original maintenance outage schedule. The Company’s Jesup, Ga. facility continued to operate safely throughout the storm.
"I am pleased to report that all of our employees and their families managed safely through this 100-year hurricane event,” stated Paul Boynton, Chairman, President and CEO of Rayonier Advanced Materials. “The significant planning and coordination demonstrated by the Rayonier Advanced Materials teams to secure our assets and safely maintain our operations was impressive.”
The Company does not anticipate the storm to have an impact on its financial outlook and expects limited customer disruption. A full update on third quarter earnings and operations will be provided on the next earnings call on November 1.
“While we were able to escape this storm with minimal disruption, we recognize that many of our friends and neighbors were not as fortunate; our thoughts and concerns are with their families as they recover from the storm,” concluded Paul Boynton. “We are thankful to all our employees and their families for their efforts and dedication during this historic event. Their perseverance has allowed us to maintain safe operations and continue to serve our customers with the quality products they expect."
About Rayonier Advanced Materials
Rayonier Advanced Materials is the leading global supplier of high-purity, cellulose specialties natural polymers for the chemical industry Working closely with its customers, the Company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials' intellectual property and manufacturing processes have been developed over 85 years, resulting in unique properties and very high quality and consistency. The Company's facilities have the capacity to produce approximately 485,000 tons of cellulose specialties for use in a wide range of industrial and consumer products such as filters, cosmetics and pharmaceuticals and approximately 245,000 tons of commodity products. Rayonier Advanced Materials is consistently ranked among the nation’s top 50 exporters and delivers products to 79 ports around the world, serving customers in 20 countries across five continents. More information is available at www.rayonieram.com.
Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business, operations and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments or financial or operational performance or results, including expectations and beliefs as to the status and timing of commencement of plant operations in the aftermath of Hurricane Matthew and assessments of equipment condition, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.
# # #

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com